SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 1, 2004

(Date of earliest event reported)

MACK-CALI REALTY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-57103	22-3315804
(Commission File No.)	(I.R.S. Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On June 2, 2004, Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P., announced a strategic real estate transaction with AT&T Corporation, who is also a significant tenant of the Company.

Under the agreements executed with AT&T (which are filed herewith), the Company:

1)                                                                                      Acquired 30 Knightsbridge Road, a four-building office complex, aggregating 670,318 square feet and located in Piscataway, New Jersey.  AT&T, who currently occupies the entire complex, has leased back from the Company two of the buildings in the complex, totaling 275,000 square feet, for 10 years and seven months, and is leasing back the remaining 395,318 square feet of the complex for a minimum of four months.  Upon expiration of the lease back of the 395,318 square feet, AT&T will pay additional base rent on up to 20,000 square feet of the common area in the complex, subject to certain adjustments, for the remainder of the term of the lease of 275,000 square feet or until the same is no longer common area;

2)                                                                                      Acquired Kemble Plaza II, a 475,100 square-foot office building located in Morris Township, New Jersey, from AT&T, which the Company had previously sold to AT&T in June of 2000.  AT&T, who currently occupies the entire building, has leased back the entire property from the Company for one year;

3)                                                                                      Signed a lease extension at the Company’s Kemble Plaza I property in Morris Township, New Jersey, extending AT&T’s lease for the entire 387,000 square-foot building for an additional five years to August 2014.  Under the lease extension, the Company has agreed, among other things, to fund up to $2.1 million of tenant improvements to be performed by AT&T at the property;

4)                                                                                      Paid cash consideration of approximately $12.9 million to AT&T; and

5)                                                                                      Assumed AT&T’s lease obligations with third-party landlords at seven office buildings.

The following is a listing of the assumed leases:

PROPERTY	SQ. FT. OF	EXPIRATION OF
LOCATION	ASSUMED LEASE	ASSUMED LEASE

290 Davidson Ave.,	444,760	4/30/09
Somerset, NJ

15 Vreeland Road,	133,090	5/17/06
Florham Park, NJ

30A Vreeland Road,	41,309	5/31/09
Florham Park, NJ

30B Vreeland Road,	75,562	1/31/08
Florham Park, NJ

437 Ridge Road,	30,000	12/31/06
Dayton, NJ

Teleport I & II	197,953	12/31/08
Staten Island, NY

AT&T and others have sublet from the Company certain portions of the space included in the assumed lease obligations for certain periods of time. The Company has estimated that the obligations, net of such subleases, total approximately $84.8 million, with a net present value of approximately $76.2 million utilizing a weighted average discount rate of 4.70 percent.

In connection with the foregoing, Mack-Cali Realty, L.P. hereby files the following documents.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Agreement of Sale and Purchase [30 Knightsbridge, Piscataway, New Jersey] by and between Mack-Cali Realty Corporation and AT&T Corp. dated as of April 2, 2004.

10.2	First Amendment to Agreement of Sale and Purchase [30 Knightsbridge, Piscataway, New Jersey] by and between Knightsbridge Realty L.L.C. and AT&T Corp. dated as of June 1, 2004.

10.3	Agreement of Sale and Purchase [Kemble Plaza II — 412 Mt. Kemble Avenue, Morris Township, NJ] by and between Mack-Cali Realty Corporation and AT&T Corp. dated as of April 2, 2004.

10.4	First Amendment to Agreement of Sale and Purchase [Kemble Plaza II — 412 Mt. Kemble Avenue, Morris Township, NJ] by and between Kemble Plaza II Realty L.L.C. and AT&T Corp. dated as of June 1, 2004.

10.5	Master Assignment and Assumption Agreement by and between AT&T Corp. and Mack-Cali Realty Corporation dated as of April 2, 2004.

10.6	First Amendment to Master Assignment and Assumption Agreement by and between AT&T Corp. and Mack-Cali Realty Corporation dated as of June 1, 2004.

10.7	Nominee Agreement between Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. dated as of April 2, 2004.

99.1	Press Release of Mack-Cali Realty Corporation dated June 2, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Date: June 3, 2004	By:	/s/ Roger W. Thomas
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Sale and Purchase [30 Knightsbridge, Piscataway, New Jersey] by and between Mack-Cali Realty Corporation and AT&T Corp. dated as of April 2, 2004.

10.2	First Amendment to Agreement of Sale and Purchase [30 Knightsbridge, Piscataway, New Jersey] by and between Knightsbridge Realty L.L.C. and AT&T Corp. dated as of June 1, 2004.

10.3	Agreement of Sale and Purchase [Kemble Plaza II — 412 Mt. Kemble Avenue, Morris Township, NJ] by and between Mack-Cali Realty Corporation and AT&T Corp. dated as of April 2, 2004.

10.4	First Amendment to Agreement of Sale and Purchase [Kemble Plaza II — 412 Mt. Kemble Avenue, Morris Township, NJ] by and between Kemble Plaza II Realty L.L.C. and AT&T Corp. dated as of June 1, 2004.

10.5	Master Assignment and Assumption Agreement by and between AT&T Corp. and Mack-Cali Realty Corporation dated as of April 2, 2004.

10.6	First Amendment to Master Assignment and Assumption Agreement by and between AT&T Corp. and Mack-Cali Realty Corporation dated as of June 1, 2004.

10.7	Nominee Agreement between Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. dated as of April 2, 2004.

99.1	Press Release of Mack-Cali Realty Corporation dated June 2, 2004.